EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200439) of Centrus Energy Corp. of our reports dated March 16, 2015 relating to the consolidated financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 16, 2015